Exhibit 10.61

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT

AGREEMENT

This First Amendment to Amended and Restated Credit Agreement (this “Amendment”) is entered into as of September 29, 2005, by and among SMART & FINAL INC., a Delaware corporation (the “Borrower”), the Guarantors listed on the signature pages hereof, the financial institutions and other entities party hereto (the “Lenders”), and BNP PARIBAS, as Administrative Agent for the Lenders (the “Administrative Agent”).

RECITALS

A. The Borrower, the Lenders, the Administrative Agent, Union Bank of California, N.A., as syndication agent, and Natexis Banques Populaires and Cooperative Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as documentation agents, are parties to that certain Amended and Restated Credit Agreement dated as of November 18, 2004 (the “Credit Agreement”). Capitalized terms used herein without definition have the meanings ascribed to such terms in the Credit Agreement.

B. The Borrower has informed the Administrative Agent that it intends to settle a lawsuit previously disclosed to the Administrative Agent for a pretax charge to 2005 income of approximately $20 million. The Borrower has requested that the definition of “EBITDA” be amended to add back the settlement payment with respect to such lawsuit.

C. In addition, the Borrower desires the ability to repurchase shares of its capital stock.

D. Section 6.02(f) of the Credit Agreement prohibits repurchases of capital stock of the Loan Parties except under certain circumstances.

E. The Borrower has requested that the Lenders and the Administrative Agent amend (i) the definition of “EBITDA” to add back the settlement payment and (ii) Section 6.02(f) to permit the Borrower to repurchase a portion of its capital stock each year.

F. The Administrative Agent and the Lenders have agreed to amend the definition of “EBITDA” and Section 6.02(f) in accordance with the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

Section 1. Section References. Unless otherwise expressly stated herein, all Section references herein shall refer to Sections of the Credit Agreement.

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Section 2. Amendment of Section 1.01 (Certain Defined Terms). Section 1.01 is hereby amended by deleting the definition of “EBITDA” in its entirety and replacing it with the following:

“EBITDA” means, for any period, net income (or net loss) excluding all non-cash extraordinary items of gain or loss, plus, to the extent deducted in determining such net income (or net loss), the sum of (a) interest expense, (b) income tax expense, (c) depreciation expense, (d) amortization expense, (e) a one-time charge in connection with the settlement of the lawsuit Olivas v. Smart & Final Inc. in an amount not to exceed $20 million and (f) all other non-cash charges (including impairment charges with respect to assets and goodwill, but excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period).

Section 3. Waiver. By execution and delivery of this Amendment, the Administrative Agent and each of the Lenders hereby expressly waives any and all Defaults and Events of Default that may otherwise arise (whether with or without the giving of notice, the passage of time or any determination of materiality) under any applicable provision of the Credit Agreement or the other Loan Documents as a result of or in connection with the settlement of the lawsuit Olivas v. Smart & Final Inc. (which is more fully described in Schedule 5.01(h) to the Credit Agreement) for an amount not in excess of $20 million pursuant to an order of the court expected to be made on or about October 5, 2005, or the circumstances giving rise to such litigation or such settlement thereof.

Section 4. Amendment of Section 6.02(f) (Dividends, Etc.). Section 6.02(f)(ii) is hereby amended by deleting such clause in its entirety and replacing it with the following:

(ii) the Borrower may (A) declare and pay cash dividends to its stockholders and (B) repurchase shares of its capital stock from its stockholders in an amount under this clause (ii) not to exceed $10,000,000 per Fiscal Year of the Borrower, commencing with Fiscal Year 2005; provided, however, that any amount permitted under this clause (ii) that is not used in Fiscal Year 2005 may be carried over to Fiscal Year 2006, but such carried over amount may only be used to repurchase shares of capital stock and may not be used to pay cash dividends;

Section 5. Amendments to Synthetic Lease Documents. Upon the execution of the Synthetic Lease Documents Amendments required under Section 6(a)(iii) of this Amendment, the Required Lenders shall, by notice from the Administrative Agent to the Borrower at any time within 90 days after receipt by the Lenders of the Synthetic Lease Documents Amendments, be entitled to amend the Credit Agreement to reflect any changes to the provisions of the Synthetic Lease Documents that the Required Lenders consider more favorable than the corresponding provisions in the Credit Agreement.

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Section 6. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent:

(a) The Administrative Agent shall have received all of the following, in form and substance satisfactory to the Administrative Agent:

(i) Amendment Documents. This Amendment and any other instrument, document or certificate required by the Administrative Agent to be executed or delivered by the Borrower or any other Person in connection with this Amendment, duly executed by such Persons (the “Amendment Documents”);

(ii) Consent of Required Lenders. The written consent of the Required Lenders to this Amendment;

(iii) Amendment in connection with Synthetic Lease Documents. (A) Copies of the amendment documents with respect to the Synthetic Lease Documents (the “Synthetic Lease Documents Amendments”), pursuant to which (1) a definition of “EBITDA” identical to the definition set forth in Section 2 above shall be inserted into Annex A of the Participation Agreement, (2) the dividends covenant in the Synthetic Lease Documents will be amended or waived to permit the repurchase of a portion of the Borrower’s capital stock each year, and (3) any other conforming changes to the Synthetic Lease Documents reasonably requested by the Administrative Agent will be made, and (B) evidence that such amendment, waiver and release documents have been executed and are in full force and effect; and

(iv) Additional Information. Such additional documents, instruments and information as the Administrative Agent may reasonably request to effect the transactions contemplated hereby.

(b) Each of the Lenders that has consented to this Amendment shall have received an amendment fee in an amount equal to 7.5 basis points of such Lender’s Commitment.

(c) The representations and warranties contained herein and in the Credit Agreement shall be true and correct as of the date hereof as if made on the date hereof (except for those which by their terms specifically refer to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date).

(d) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all other agreements, documents and instruments executed or delivered pursuant hereto, and all legal matters incident thereto, shall be satisfactory to the Administrative Agent.

(e) No Default or Event of Default shall have occurred and be continuing, after giving effect to this Amendment.

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Section 7. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, as of the date of and after giving effect to this Amendment, (a) the execution, delivery and performance of this Amendment and any and all other Amendment Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of the Borrower and will not violate the Borrower’s certificate of incorporation or bylaws, (b) all representations and warranties set forth in the Credit Agreement and in any other Loan Document are true and correct as if made again on and as of such date (except those, if any, which by their terms specifically relate only to an earlier date, in which case such representations and warranties are true and correct as of such earlier date), (c) no Default or Event of Default has occurred and is continuing, and (d) the Credit Agreement (after giving effect to this Amendment), and all other Loan Documents are and remain legal, valid, binding and enforceable obligations in accordance with the terms thereof.

Section 8. Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by the Administrative Agent or the Lenders, or any closing, shall affect the representations and warranties or the right of the Administrative Agent and the Lenders to rely upon them.

Section 9. Certain Waivers. The Borrower and each Guarantor hereby agrees that neither the Administrative Agent nor any Lender shall be liable under a claim of, and hereby waives any claim against the Administrative Agent and the Lenders based on, lender liability (including, but not limited to, liability for breach of the implied covenant of good faith and fair dealing, fraud, negligence, conversion, misrepresentation, duress, control and interference, infliction of emotional distress and defamation and breach of fiduciary duties) as a result of any discussions or actions taken or not taken by the Administrative Agent or the Lenders on or before the date hereof or the discussions conducted pursuant hereto, or any course of action taken by the Administrative Agent or any Lender in response thereto or arising therefrom. This Section 9 shall survive the execution and delivery of this Amendment and the other Loan Documents and the termination of the Credit Agreement.

Section 10. Reference to Agreement. Each of the Loan Documents, including the Credit Agreement, and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement, whether direct or indirect, shall mean a reference to the Credit Agreement as amended hereby.

Section 11. Costs and Expenses. The Borrower shall pay on demand all reasonable costs and expenses of the Administrative Agent (including the reasonable fees, costs and expenses of counsel to the Administrative Agent) incurred in connection with the preparation, execution and delivery of this Amendment.

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Section 12. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

Section 13. Execution. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 14. Limited Effect. This Amendment relates only to the specific matters covered herein, shall not be considered to be a waiver of any rights any Lender may have under the Credit Agreement (other than as expressly set forth herein), and shall not be considered to create a course of dealing or to otherwise obligate any Lender to execute similar amendments or grant any waivers under the same or similar circumstances in the future.

Section 15. Ratification By Guarantors. Each of the Guarantors hereby agrees to this Amendment, and each of the Guarantors acknowledges that such Guarantor’s Guaranty shall remain in full force and effect without modification thereto.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SMART & FINAL INC., as Borrower

By:	/s/ Richard N. Phegley
	Name:	Richard N. Phegley
	Title:	Senior Vice President & Chief Financial Officer

AMERICAN FOODSERVICE DISTRIBUTORS

By:	/s/ Richard N. Phegley
	Name:	Richard N. Phegley
	Title:	Senior Vice President & Chief Financial Officer

SMART & FINAL STORES CORPORATION

By:	/s/ Richard N. Phegley
	Name:	Richard N. Phegley
	Title:	Senior Vice President & Chief Financial Officer

SMART & FINAL OREGON, INC.

By:	/s/ Richard N. Phegley
	Name:	Richard N. Phegley
	Title:	Senior Vice President & Chief Financial Officer

PORT STOCKTON FOOD DISTRIBUTORS, INC.

By:	/s/ Richard N. Phegley
	Name:	Richard N. Phegley
	Title:	Senior Vice President & Chief Financial Officer

AMERIFOODS TRADING COMPANY

By:	/s/ Richard N. Phegley
	Name:	Richard N. Phegley
	Title:	Senior Vice President & Chief Financial Officer

CASINO FROZEN FOODS, INC.

By:	/s/ Richard N. Phegley
	Name:	Richard N. Phegley
	Title:	Senior Vice President & Chief Financial Officer

FOODSERVICESPECIALISTS.COM, INC.

By:	/s/ Richard N. Phegley
	Name:	Richard N. Phegley
	Title:	Senior Vice President & Chief Financial Officer

OKUN PRODUCE INTERNATIONAL, INC.

By:	/s/ Richard N. Phegley
	Name:	Richard N. Phegley
	Title:	Senior Vice President & Chief Financial Officer

HL HOLDING CORPORATION

By:	/s/ Richard N. Phegley
	Name:	Richard N. Phegley
	Title:	Senior Vice President & Chief Financial Officer

BNP PARIBAS,
as Administrative Agent and a Lender

By:	/s/ James F. McCann
Name: James F. McCann
Title: Director

By:	/s/ Sandra F. Bertram
Name: Sandra F. Bertram
Title: Vice President

UNION BANK OF CALIFORNIA, N.A.

By:	/s/ Peter Thompson
Name: Peter Thompson
Title: Vice President

NATEXIS BANQUES POPULAIRES

By:	/s/ Nicolas Regent
Name: Nicolas Regent
Title: VP Multinational

By:	/s/ P.J. van Tulder
Name: P.J. van Tulder
Title: Group Head

COOPERATIVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH

By:	/s/ Brad Scott
Name: Brad Scott
Title: Executive Director

By:	/s/ Rebecca O. Morrow
Name: Rebecca O. Morrow
Title: Executive Director

COBANK, ACB

By:	/s/ S. Richard Dill
Name: S. Richard Dill
Title: Vice President

CITY NATIONAL BANK

By:	/s/ Brandon Feitelson
Name: Brandon Feitelson
Title: Vice President

CREDIT INDUSTRIEL ET COMMERCIAL

By:	/s/ Eric Longuet
Name: Eric Longuet
Title: Vice President

By:	/s/ Eric Dulot
Name: Eric Dulot
Title: Vice President

HARRIS TRUST & SAVINGS BANK

By:	/s/ C. Scott Place
Name: C. Scott Place
Title: Director

RZB FINANCE LLC

By:	/s/ John A. Valiska
Name: John A. Valiska
Title: First Vice President

By:	/s/ Christoph Hoedl
Name: Christoph Hoedl
Title: Group Vice President

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Janet E. Jordan
Name: Janet E. Jordan
Title: Vice President